Exhibit 10.01

                       SEVERANCE ARRANGEMENT

      AGREEMENT, dated as of May 13, 2009, between Halifax Corporation of Virginia, a Virginia corporation (''Company"), and Joseph Sciacca ("Executive"), amending and restating the severance arrangement dated May 10, 2000.

WITNESSETH:

      WHEREAS, Executive has been employed by the Company in a position of high responsibility and authority and is presently its chief financial officer, and

      WHEREAS, it is in the best interest of the parties hereto that orderly and equitable provisions be made in the event of termination of the Executive.

      NOW THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. The Company and the Executive agree that the Executive is employed on an at-will basis. Unless otherwise specifically provided in a written agreement signed by both the Company and the Executive, the parties understand that the Executive is employed for no fixed term or period, that either the Company or the Executive may terminate the Executive's employment with the Company at any time with or without a reason, and that this Agreement creates no contract of employment between the Company and the Executive.

      2. This Agreement shall remain in full force and effect so long as the Executive continues to be employed by the Company.

      3. The Company shall have the right to terminate the Executive's employment without payment of severance as provided below in the event of the Executive's death, or on thirty (30) days written notice in the event that the Executive shall be unable, or shall fail, to perform all of the services required of his position with the Company as a result of any mental or physical incapacitating disability, to the extent that such inability or failure to perform required duties shall exist for any consecutive ninety (90) day period. The Company's right to terminate the Executive's employment without payment of severance under this Paragraph shall not limit or reduce in any way the Executive's right to receive benefits under any disability insurance or plan maintained by the Company for the benefit of the Executive.

      4. The Executive shall have the right to terminate his employment with the Company at any time on written notice to the Company indicating the Executive's desire to retire or to resign from the Company's employment.

      5. Except as provided in Paragraph 3 and 4, the Executive's employment with the Company may be terminated, without payment of severance as provided below only in the event of a termination for cause as defined in this Paragraph. For the purposes of this Agreement, "Cause" shall be defined as gross negligence, willful misconduct, fraud, willful disregard of the Board of Directors' direction or breach of published Company policy. The Executive may be terminated for Cause only in accordance with a resolution duly adopted by an absolute majority of the Company's Board of Directors finding that, in the good faith opinion of the Board of Directors, the Executive; engaged in conduct justifying a termination for Cause as that term is defined above and specifying the particulars of the conduct motivating the Board's decision to terminate the Executive. Such resolution may be adopted by the Board of Directors only after the Board has provided to the Executive (i) five (5) days advance written notice of a meeting of the Board called for the purpose of determining Cause for termination of the Executive, (ii) a statement setting forth the alleged grounds for termination, and (iii) an opportunity for the Executive and, if the Executive so desires, the Executive's counsel to be heard before the Board.

      6. In the event of termination without cause, except in connection with a Change of Control Disposition as defined in Paragraph 8, if the Executive's employment with the Company is terminated for any reason other than those set forth in Paragraphs 3, 4 or 5 above, then the Company shall pay to the Executive an amount equal to twelve (12) months salary based upon the current salary of the Executive at the time of termination.

      7. If following a Change of Control Disposition (herein "Change of Control Disposition" shall be as defined below in Paragraph 8) of the Company, the Executive's employment is terminated within one (1) year of the "Change of Control Disposition Date" (as herein defined below in Paragraph 8) for any reason other than the reasons set forth in Paragraphs 3, 4 or 5 above, then the Company shall pay to the Executive an amount equal to one year's then current salary if the Executive's employment had been terminated in the absence of a Change of Control Disposition. In the event Executive terminates his employment for any reason or the Company terminates Executive's employment for any reason within ninety (90) days following the Change of Control Disposition Date, the Company shall pay to the Executive an amount equal to one year's then current salary. Notwithstanding the foregoing, maximum compensation payable to the Executive pursuant to this Paragraph is limited to no more than 299% of the "base amount" of Executive's compensation as defined in the Tax Reform Act of 1984 (Section 280G and applicable regulations thereunder and any amendments thereto).

      8. By reason of the special and unique nature of the obligations hereunder, it is agreed that neither party hereto may assign any interests, rights or duties which the party may have in this Agreement without the prior written consent of the other party, except that upon any "Change of Control Disposition" of the Company through purchase, merger, consolidation, liquidation, change in control by reason of any single entity (individual or group) other than, the Company or a Company Employee Stock Ownership Plan and Trust, acquiring twenty-five percent (25%) or more of the voting power of the Company's stock, or sale of all or substantially all of the assets of the Company to another party whether or not the Company is the surviving corporation, this Agreement shall inure to the benefit of and be binding upon the Executive and the purchasing, surviving or resulting entity, company or corporation in the same manner and to the same extent as though such entity, company or corporation were the Company. Notwithstanding the foregoing, any sale or sales of company stock by or for the benefit of Research Industries Incorporated which does not result in a purchaser or "group" as defined under Rule 13d-5 under the Securities Exchange Act of 1934, acquiring or holding greater than twenty-five percent (25%) of the Company stock, or greater than twenty-five percent (25%) of the voting power, shall not be deemed a "Change of Control Disposition." The "Change of Control Disposition Date" shall be that calendar date on which the Change of Control Disposition event was consummated and legally binding upon the parties.

      9. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

      10. This Agreement constitutes the entire understanding and agreement between the Company and the Executive with regard to all matters herein. This Agreement may be amended only in writing, signed by both parties hereto.

      11. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

      In witness whereof the parties have executed this Agreement to be effective the day and year first above written.

                                 HALIFAX CORPORATION OF VIRGINIA

                                 By: /s/Charles L. McNew
 	                             Charles L. McNew
                                     President & Chief Executive Officer



                                   EXECUTIVE

                                     By: /s/Joseph Sciacca
                                     Joseph Sciacca
                                     Vice President, Finance & CFO



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